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                                                                    EXHIBIT 21.1

Subsidiaries of Registrant

Charter Communications Holdings Capital Corporation
Charter Communications Holdings, LLC
CC Michigan, LLC
CC New England, LLC
CC V Holdings, LLC
CC VI Holdings, LLC
CC VI Operating, LLC
CC VIII Holdings, LLC
CC VIII Operating, LLC
CC VIII, LLC
CCG VIII, LLC
CCG VIII, LLC
Cencom Cable Entertainment, LLC
Charter Cable Operating Company, LLC
Charter Communications Entertainment I, LLC
Charter Communications Entertainment II, LLC
Charter Communications Entertainment, LLC
Charter Communications Holdings, LLC
Charter Communications Operating, LLC
Charter Communications Properties LLC
Charter Communications VI, LLC
Charter Communications VII, LLC
Charter Communications, LLC
Falcon Cable Communications, LLC
Interlink Communications Partners, LLC
Marcus Cable Associates, L.L.C.
Rifkin Acquisition Partners, LLC